For Period ended 11/30/2016                  Series 20, 15, 14, 17, 19
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:


USAA Government Securities Fund - Adviser Shares
Series 17

72DD
Dollar Distributions
$44

73A
Per Share Distributions
$0.0861

74U
Shares Outstanding
521

74V
NAV
$9.83


USAA World Growth Fund - Adviser Shares
Series 19

72DD
Dollar Distributions
$0.00

73A
Per Share Distributions
$0.00

74U
Shares Outstanding
604

74V
NAV
$27.31


USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$0

73A
Per Share Distributions
$0.

74U
Shares Outstanding
277

74V
NAV
$15.21

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$

73A
Per Share Distributions
$0.

74U
Shares Outstanding
243

74V
NAV
26.45


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
$0

73A
Per Share Distributions
$0

74U
Shares Outstanding
1,375

74V
NAV
$12.63